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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into Donnelley Enterprise Solutions Incorporated's previously filed registration statement on Form S-8 (Registration Nos. 333-15549, 333-33335, 333-33337, 333-33339).


Chicago, Illinois
March 26, 1998

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